SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 29, 2004

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                                  ABAXIS, INC.
             (Exact name of registrant as specified in its charter)

          California                                             77-0213001
(State or other jurisdiction of           000-19720           (I.R.S. Employer)
incorporation or organization)    (Commission File Number)   Identification No.)

    3240 Whipple Road, Union City, CA                    94587
(Address of principal executive offices)               (Zip Code)

       Registrant's telephone number, including area code: (510) 675-6500

              ____________________________________________________
             (Former name or address, if changes since last report)


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Item 12.

      On April 29, 2004, the Company released its quarterly and fiscal year 2004 earnings year end announcement (the "Earning Release") which is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.

      The Earnings Release presents the Company's income from operations, net income, and net income per share on a pro forma basis excluding a one-time income tax benefit which is not a measurement of performance under accounting principles generally accepted in the United States of America. Management uses these measures in comparing the Company's historical performance and believes that these measures provide meaningful and comparable information to management and investors to assist in their review of the Company's performance relative to prior periods and its competitors. In the Earnings Release, the Company elected to present certain information on a pro forma basis to exclude the one-time tax benefit so as to provide investors with a more meaningful comparison with its historical results.

      The Earnings Release includes a schedule that reconciles the Company's statement of operations prepared in accordance with generally accepted accounting principles to its results on a pro forma basis for the three- and twelve-month periods ended March 31, 2004 and 2003. For the fourth quarter ended March 31, 2004, the pro forma adjustment related to a one-time income tax benefit of $19,450,000. For fiscal 2004, the pro forma adjustment related a one-time income tax benefit of $19,450,000.

Exhibit No.       Description
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99.1              Press release dated April 29, 2004.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 29th day of April 2004.

                                                  Abaxis, Inc.

                                                  By: /s/ Alberto Santa Ines
                                                      -----------------------
                                                      Alberto Santa Ines
                                                      Chief Financial Officer


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                                INDEX TO EXHIBITS

Exhibit No.       Description
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99.1              Press release dated April 29, 2004.